Exhibit 99.1

9 September 2025

●	Non-binding LOI signed with Constellation Acquisition Corp. I, a US SPAC sponsored by Antarctica Capital, LLC.

●	Transaction involves a proposed merger of HiTech Minerals, Inc. with Constellation to form NewCo, assigning an equity value of US$500M to Jindalee’s US assets.

●	Transaction contemplates capital raise of US$20-30M, with US$4M to be committed by affiliates of Antarctica Capital.

●	Upon close, NewCo to list on a US national securities exchange, unlocking access to US capital markets.

Engage with this announcement at the Jindalee Investor Hub.

Jindalee Lithium Limited (Jindalee, the Company; ASX: JLL, OTCQX: JNDAF) is pleased to announce that it has entered into a non-binding Letter of Intent (LOI) with Constellation Acquisition Corp. I (Constellation) (OTCPK: CSTAF), a US special purpose acquisition company (SPAC) sponsored by an affiliate of Antarctica Capital, LLC (Antarctica), to merge Constellation with Jindalee’s wholly-owned US subsidiary, HiTech Minerals Inc. (HiTech) to form a combined entity (NewCo) (Transaction). HiTech owns the McDermitt Lithium Project1 in Oregon, one of the largest lithium resources in the US (McDermitt Project).

The proposed Transaction follows a competitive process involving multiple parties and proposals, undertaken as part of the strategic partnering process initiated in April 20252. The negotiated terms of the LOI contemplate that Jindalee will receive 50 million new shares in NewCo initially valued at US$10 per share in consideration for the Transaction, equating to an equity value of US$500M (subject to customary debt adjustments). The Transaction also contemplates a capital raise of US$20-30M or more, with affiliates of Antarctica to commit US$4M. Upon close, NewCo is expected to list on a US national securities exchange, with Jindalee expected to retain more than 80% ownership (subject to finalising the terms of the Transaction, including the capital raise). Figure 1 outlines the illustrative change in the Company’s corporate structure in the event the Transaction completes.

Shareholders should note that at this non-binding LOI stage there are risks that the Transaction may not complete, and that, if completed, NewCo’s shares may not trade at the equity valuation implied by the Transaction (see further details in the Next Steps & Transaction Risks section below). Additionally, the establishment and structure of NewCo remains subject to the Transaction and its definitive agreements, and there is no guarantee that NewCo will be formed (as opposed to Constellation).

1.	Jindalee Lithium ASX announcement 19/11/2024: “McDermitt Lithium Project Pre-Feasibility Study”
2.	Jindalee Lithium ASX announcement 01/04/2025: “Jindalee Corporate Update”

Jindalee Lithium Limited	www.jindaleelithum.com
ABN 52 064 121 133	E: enquiry@jindaleelithium.com
Level 2, 9 Havelock Street, West Perth, WA, 6005	P: +61 8 9321 7550
PO Box 1033, West Perth, WA 6872	F: +61 8 9321 7950

Funding Platform to Accelerate the McDermitt Project

The proposed Transaction represents a significant opportunity and, if completed, is expected to:

●	Create a US-listed vehicle with direct exposure to the McDermitt Project, one of the largest lithium resources in the United States.

●	Provide significant funding to materially advance the McDermitt Feasibility Study.

●	Better position the McDermitt Project to capitalise on strong US government support for domestic critical minerals supply.

●	Provide long-term access to and enhanced visibility across US capital markets for future development capital requirements.

●	Provide ongoing exposure to the McDermitt Project for Jindalee shareholders through majority shareholding of NewCo, with majority Jindalee representation on NewCo’s Board and senior management.

Jindalee’s Managing Director and CEO Ian Rodger commented “We have experienced a high level of interest from US investors following the Trump administration’s strong focus on increasing domestic production of critical minerals and the recent designation of McDermitt as a FAST-41 Transparency Project3. The signing of this LOI follows a competitive process undertaken as part of our broader strategic review. We are pleased to have selected Constellation as our preferred vehicle to access US equity markets, and we look forward to working with the Antarctica team to realise this exciting opportunity.”

Next Steps & Transaction Risks

The LOI includes an initial exclusivity period of 90 days during which Jindalee and Constellation will undertake mutual due diligence and negotiate transaction documents, with execution of a binding Business Combination Agreement (BCA) targeted for Q4 2025.

Completion of the Transaction will be subject to customary closing conditions, including but not limited to obtaining Jindalee and Constellation shareholder approvals, regulatory consents, and satisfaction of ASX and US listing requirements, with completion currently targeted for 1H 2026.

Further details regarding the Transaction are set out overleaf and Jindalee shareholders do not need to take any action at this time.

In this regard, shareholders should be aware that Jindalee and Constellation have signed a non-binding LOI to work together to progress the proposed Transaction, including each party completing and being satisfied with their respective legal, financial and tax due diligence in relation to the proposed Transaction and negotiating and entering into a binding BCA (Pre-Conditions). Accordingly, there is a risk that the Pre-Conditions may not be satisfied or that, even if the parties are satisfied with their due diligence and do enter into a binding BCA, the Transaction may not complete — for example, if conditions precedent to be included in the BCA are not met, such as obtaining required regulatory approvals (including but not limited to those required by the US Securities and Exchange Commission, the ASX, and approval of NewCo’s listing on the relevant US national securities exchange). There is also a risk that, upon listing, NewCo’s shares may not trade at the equity valuation implied by the Transaction. Accordingly, there can be no assurance that the Transaction will close on the expected timeline or at all, or that the intended benefits of the Transaction will be achieved or realised.

In parallel with the Transaction, Jindalee continues to investigate other complementary mineral exploration and development opportunities to add to its existing project portfolio as the McDermitt Project continues towards development.

The Company will update the market on the progress of the Transaction in accordance with its continuous disclosure obligations.

LOI to List McDermitt on a US National Exchange – September 2025

Authorised for release by the Jindalee Board of Directors. For further information please contact:

IAN RODGER	LINDSAY DUDFIELD
Managing Director & Chief Executive Officer	Executive Director
T: + 61 8 9321 7550	T: + 61 8 9321 7550
E: enquiry@jindaleelithium.com	E: enquiry@jindaleelithium.com

Figure 1: Illustrative Change to Corporate Structure

About Constellation Acquisition Corp. I & Antarctica Capital, LLC

Constellation Acquisition Corp. I (Constellation) is a special purpose acquisition company (SPAC) formed for the purpose of effecting a merger, amalgamation, share exchange, asset acquisition, share purchase, reorganisation or similar business combination with one or more businesses.

Antarctica Capital, LLC (Antarctica), the sponsor of Constellation, is a US SEC (Securities and Exchange Commission) registered investor advisor and alternative asset management firm specialising in insurance, private markets and real assets. Antarctica’s private markets franchise has strategies spanning traditional private equity, infrastructure, private credit, real estate, and special situations. Antarctica and its affiliated investment advisors had in excess of US$8 billion of assets under management as of December 31, 2024.

Proposed Transaction

The LOI contemplates a potential business combination between Constellation and Jindalee’s wholly owned subsidiary, HiTech, whereby, all outstanding shares in HiTech will be converted into a number of newly issued shares of a SPAC or a new public issuer (the SPAC or the new public issuer being NewCo).

The parties will use their commercially reasonable efforts to target a capital raise of US$20-30M and the LOI contemplates that Antarctica will commit US$4M investment via the capital raise.

LOI to List McDermitt on a US National Exchange – September 2025

Newco’s Board will initially comprise seven directors, with one director to be designated by SPAC Sponsor, and will be structured to comply with applicable “independence” requirements of the SEC and the stock exchange on which Newco’s securities will be listed.

In addition to each of Jindalee and Constellation being satisfied with their respective legal, financial and tax due diligence, and negotiating and entering into a binding BCA, closing of the Transaction will be subject to customary closing conditions, including:

●	receipt of SPAC shareholder approval;

●	approval of the Transaction by Jindalee’s shareholders for the purpose of ASX Listing Rule 11.4;

●	the S-4 (registration statement) relating to the Transaction will have become effective under the Securities Act 1933 (US) and no stop order suspending the effectiveness of the S-4 will have been issued and no proceedings for those purposes will have been initiated or threatened by the SEC and not withdrawn;

●	receipt of any necessary regulatory or governmental approvals (including, if applicable, the expiration or termination of any waiting periods under the HSR Act (Hart–Scott–Rodino Antitrust Improvements Act 1976 (US)) and any other applicable antitrust regulations);

●	no order, legal prohibition or injunction preventing the consummation of the Transaction;

●	accuracy of the other party’s representations and warranties and compliance by the other party with its covenants, in each case, to a customary standard;

●	absence of a HiTech material adverse event;

●	NewCo’s listing application with Nasdaq or NYSE (or other US national securities exchange) in connection with the Transaction shall have been conditionally approved and, immediately following the closing, NewCo shall satisfy any applicable initial and continuing listing requirements of such exchange and NewCo shall not have received any notice of non-compliance therewith (and the NewCo shares shall have been approved for listing on Nasdaq or NYSE (or other US national securities exchange));

●	Jindalee having received written confirmation from ASX Limited (ASX) that the ASX does not require that Jindalee re-comply with Chapters 1 and 2 of the ASX Listing Rules as a result of the Transaction; and

●	Jindalee being satisfied that the sale of all of the Company shares on the terms contemplated by the Transaction will satisfy the requirements for capital gains tax rollover relief under the Income Tax Assessment Act 1997 (Cth) and for all other purposes.

Completion is currently targeted for late 1H 2026.

The LOI includes a customary exclusivity period of 90 days to allow each party to complete due diligence and agree on a binding BCA.

The LOI provides that the BCA will contain customary representations, warranties and covenants for a transaction of this nature.

References

1.	Jindalee Lithium ASX announcement 19/11/2024: “McDermitt Lithium Project Pre-Feasibility Study”
2.	Jindalee Lithium ASX announcement 01/04/2025: “Jindalee Corporate Update”
3.	Jindalee Lithium ASX announcement 22/04/2025: “McDermitt Project Fast-Tracked Under U.S. FAST-41 Initiative”

LOI to List McDermitt on a US National Exchange – September 2025

About Jindalee

Jindalee Lithium is an Australian company focused on developing the McDermitt Lithium Project, one of the largest lithium resources in the US. With 100% ownership and unencumbered offtake rights, Jindalee is strategically positioned to support America’s energy security and domestic supply of critical minerals. The Company recently completed a Pre-Feasibility Study (PFS) confirming McDermitt’s scale, long-life, and low-cost production potential. The Project has received strong engagement from U.S. government agencies, including the Department of Energy and Department of Defense, and was recently designated a FAST-41 Transparency Project3, highlighting its strategic importance. As a deeply undervalued lithium developer, Jindalee presents a compelling investment opportunity ahead of the next lithium market upcycle.

Forward-Looking Statements

This document may contain certain forward-looking statements. Forward-looking statements include but are not limited to statements concerning Jindalee Lithium Limited’s (Jindalee’s) current expectations, estimates and projections about the industry in which Jindalee operates, and beliefs and assumptions regarding Jindalee’s future performance. When used in this document, the words such as “anticipate”, “could”, “plan”, “estimate”, “expects”, “seeks”, “intends”, “may”, “potential”, “should”, and similar expressions are forward-looking statements. Although Jindalee believes that its expectations reflected in these forward-looking statements are reasonable, such statements are subject to known and unknown risks, uncertainties and other factors, some of which are beyond the control of Jindalee and no assurance can be given that actual results will be consistent with these forward-looking statements.

LOI to List McDermitt on a US National Exchange – September 2025

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